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                                                                    EXHIBIT 23.2



                  [LETTERHEAD OF HOLLAND & HART APPEARS HERE]



                           CONSENT OF HOLLAND & HART

   We consent to the filing as an exhibit to this Registration Statement of the form of our opinion to Goldenbanks of Colorado, Inc. concerning the federal income tax consequences of the merger of a wholly-owned subsidiary of Norwest Corporation into Goldenbanks. We also consent to the reference to us under the heading "THE MERGER--Certain Federal Income Tax Consideration" in the Proxy Statement-Prospectus which is part of this Registration Statement.



                                              /s/ Holland & Hart

Denver, Colorado

March 13, 1995